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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements
File No. 333-35501, 333-46043 and 333-93187 of Dominion Resources, Inc. on Forms S-3 and Registration Statements File No. 33-62705, File No. 333-02733, File No. 333-25587, File No. 333-18391, File No. 333-49725, File No. 333-69305,
File No. 333-78173, File No. 333-87529, File No. 333-95567 and File No.
333-95795 of Dominion Resources, Inc. on Forms S-8 of our report dated
January 28, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended
December 31, 1999.

/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP
Richmond, Virginia
March 7, 2000